Exhibit 21.1

Subsidiary	Incorp.
KWP Financial, Inc.	CA
1860 Howe Avenue Corp	Del
KW Fund II - 1860 Howe General Partner LLC	Del
KW 1901 Corp.	CA
KWI 1901 Newport Plaza General Partner LLC	Del
KWI 1901 Newport Plaza General Partner LLC	Del/CA
KW 300 California Manager, LLC	Del/CA
KW Fund I - Hegenberger General Partner LLC	Del
K-W Portfolio Group I, Inc.(used for Cargill investments)	Del
Fifth and Madison, LLC	Del/CA
KW Portfolio Fifth and Madison Property Manager, LLC	Del
KW Portfolio XII Manager LLC	Del
KW Funds - 6100 Wilshire Manager, LLC	Del/CA
KW Portfolio 900 Fourth Property Manager LLC	Del
KW Portfolio XI Manager LLC	Del
KWP Financial IX, Inc.	CA
KWI Ashford Westchase Buildings General Partner LLC	Del/TX
KWI Ashford Westchase Buildings, LP	Del
KW James Street Member, LLC	CA
Kennedy Wilson Auction Group, Inc.	CA
KW BASGF II Manager, LLC	Del/CA
KW Pinole Equity LLC	CA
KWI Briarcroft General Partner LLC	Del/TX

Subsidiary	Incorp.
KW Paramount GP, LLC	Del
KW Paramount Investors, LLC	CA
KW Paramount Member, LLC	CA
KW/HFC Paramount, LP	Del
Fairways 340 Corp	Del
KWI Continental Building, LP	Del
KWI Continental General Partner LLC	Del/TX
KW/WDC Norwalk LLC	Del
Mokuleia Farrington Shores, LLC	Hawaii/Del Active
Mokuleia Shores Holder LLC	Hawaii
68-540 Farrington LLC	Del
KW Dillingham Aina LLC	Del
Panako LLC	Del
North Shores Water Company LLC	Hawaii/CA
DV Estates Corp.	CA
KWP Fairways GP, Inc.	TX
Fairways 340,LLC	Del
Glendora Partners	CA
KW Alameda Member LLC	CA, Del
Kennedy-Wilson Properties Ltd	Del
Kennedy-Wilson Properties, Ltd	ILL.
Kennedy-Wilson, Inc.	Del
K-W Properties	CA

Subsidiary	Incorp.
KW Fund II Howe CC General Partner LLC	Del
KW Fund II Howe CC LP	Del
KW Indigo Manager, LLC	CA
KW Davis Equity LLC	CA
KW James Street Manager, LLC	Del/WA
KW Hawaii Development LLC	CA, Hawaii
K-W Kohanaiki Group, Inc.	CA
K-W Kohanaiki LLC	CA
KW Hawaii, Inc.	CA/Del
Kohanaiki Shores LLC	Del
KS Developers LLC	Hawaii
KW Kona Investors Manager, LLC	Del/CA
KW Kona Investors, LLC	Del/CA
KW America Multifamily Manager, LLC	CA
KW BASGF II Manager, LLC	Del
Kennedy Wilson Fund Management Group, LLC	CA
KW Multi-Family Management Group, LLC	CA
Kennedy-Wilson Property Equity II, Inc.	Del
Kennedy-Wilson Property Services II, Inc.	Del
Kennedy-Wilson Property Special Equity II, Inc.	Del
Kennedy-Wilson Property Equity III, Inc.	Del/CA
Kennedy-Wilson Property Services III GP, LLC	Del/CA
Kennedy-Wilson Property Services III, LLC	Del/CA

Subsidiary	Incorp.
Kennedy-Wilson Property Special Equity III, LLC	Del/CA
Kennedy-Wilson Property Equity, Inc.	Del
Kennedy-Wilson Property Services, Inc.	Del
Kennedy-Wilson Property Special Equity, Inc	Del
KWIBAM Funding LLC	Del
K-W Austin I, Inc.	Del
KW La Mesa Land Partners, LLC	CA